UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2009

INCOMING, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-152012
(State or other jurisdiction of incorporation)	(Commission File No.)

244 5th Avenue, Ste V235
New York, NY 10001
(Address of principal executive offices and Zip Code)

(917) 210-1074
(Registrant’s telephone number, including area code)

(Former name or former adress, if changed since last report)

Copy of Communication to:
Befumo & Schaeffer, PLLC
2020 Pennsylvania Ave., NW # 840
Washington, DC 20006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01          Entry into a Material Definitive Agreement

Item 9.01          Financial Statements and Exhibits

Item 1.01	Entry into a Material Definitive Agreement.

On November 11, 2009 Incoming, Inc.  (the “Registrant”, or the “Company") entered into a Membership Interest Transfer Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1,  with Stanford Holdings, LLC, a Delaware limited liability company (“Grantor”);  Ephren W. Taylor, II (“Taylor”); and Pentrose, LLC, a Florida limited liability company (“Pentrose”), whereby Registrant acquired fifty percent (50%) of the issued and outstanding ownership interests in Pentrose, in exchange for Registrant’s good faith efforts to procure clients for Pentrose, and to assist in Grantor’s client procurement efforts and in activities promoting Pentrose’s  goodwill.  As further consideration for the acquisition, Taylor contributed certain property to Pentrose on behalf of the Registrant pursuant to a Contribution Agreement which is attached to this Current Report on Form 8-K as exhibit 10.2.

Item 9.01	Financial Statements and Exhibits

EX-10.1 EX-10.2	Membership Interest Transfer Agreement Contribution Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2009	INCOMING, INC.

	By:	/s/ Ephren W. Taylor II
	Name:	Ephren W. Taylor II
	Title:	President